SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 21, 2009

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-11129

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
⁯           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
⁯           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On July 22, 2009, Community Trust Bancorp, Inc. issued a press release announcing its intention to restate its first quarter 2009 financial statements and revising its earnings release for the quarter and six months ended June 30, 2009.  A copy of the Company’s press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The information in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 4.02 -- Non-reliance on Previously Issued Financial Statements or a
Related Audit Report or Completed Interim Review

(a) On July 21, 2009, in connection with management’s review and analysis of certain accounting matters, as described below, the Audit Committee of the Company’s Board of Directors, upon a recommendation from management, concluded that the Company’s previously released consolidated financial statements for the quarter ended March 31, 2009 should be restated and should no longer be relied upon.

As described below, the pending restatement is primarily the result of an accounting error related to the expensing of FDIC premiums, net of related Federal income tax expense.  As a result of the restatement, earnings are $6.6 million or $0.44 per basic share for the Quarter ended March 31, 2009 rather than $7.4 million or $0.49 per basic share as previously reported.

The Company will file an amended Form 10-Q for the quarter ended March 31, 2009 reflecting the necessary adjustments with the Securities and Exchange Commission.

The Audit Committee and management have each discussed with BKD, LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02 of the Current Report on Form 8-K.

FDIC Premiums

A correction has been made in the accounting for FDIC premiums to recognize the proper amount of expense in the appropriate periods.  The correction required the recognition of an additional expense in the quarter ended March 31, 2009 of $1.4 million without giving effect to the related tax benefit of $0.5 million.

Income Tax Expense

In addition to the item noted above, as part of the restatement process, the Company has also recorded another adjustment to its first quarter 2009 financial statements.  The restatement also includes the correction of a computational error related to the tax benefit associated with the Company’s ESOP of $0.1 million.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is filed with this report:

99.1	Press release, dated July 22, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: July 23, 2009	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated July 22, 2009